EXHIBIT 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Classover Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid
Equity	Class B Common Stock(3)	—	—	—	—	—	—	—		—	—
Equity	Preferred Stock	—	—	—	—	—	—	—		—	—
Debt	Debt Securities	—	—	—	—	—	—	—		—	—
Other	Warrants	—	—	—	—	—	—	—		—	—
Other	Units	—	—	—	—	—	—	—		—	—
Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Rule 457(o)	(1)(2)	(1)(2)	$200,000,000	$0.0001381	$27,620	—		—	—
Carry Forward Securities
Total Offering Amounts					$200,000,000		$27,620				—
Total Fees Previously Paid							—
Total Fee Offsets							—
Net Fees Due							$27,620

________________

(1)

This registration statement covers such indeterminate number of shares of Class B common stock and preferred stock, such indeterminate number of warrants to any of the securities registered hereunder, such indeterminate principal amount of debt securities and such indeterminate number of units comprised of any of the securities registered hereunder, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of or pursuant to anti-dilution rights under the securities registered hereunder, as have an aggregate initial offering price not to exceed $200,000,000. The securities registered hereunder are to be issued from time to time at prices to be determined. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover such additional number of securities as may be offered or issued in connection with any stock splits, stock dividends or similar transactions.

(2)

Omitted pursuant to Item 16(b) of Form S-3 and Rule 457(o) promulgated under the Securities Act of 1933, as amended. The amount registered, proposed maximum offering price per unit and maximum aggregate offering price will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(3)	Includes rights to acquire Class B common stock or preferred stock of the registrant under any shareholder rights plan then in effect, if applicable under the terms of any such plan.